Exhibit 99

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of the Texas Regional Bancshares, Inc. Amended and Restated Employee Stock Ownership Plan (With 401(k) Provisions) (the “Plan”) on Form 11-K for the fiscal year ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned in their respective capacities as members of the Administrative Committee of the Plan and as officers of Texas Regional Bancshares, Inc. (the “Company”), hereby certify, pursuant to 18 U.S.C section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002,  that:

(1)                                  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                  The information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Plan.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: June 26, 2003	/s/ G.E. Roney
Glen E. Roney
Chairman of the Board, President and
Chief Executive Officer of the Company, and
Member of the Plan Administrative Committee

Dated: June 26, 2003	/s/ R.T. Pigott, Jr.
R.T. Pigott, Jr.
Executive Vice President and
Chief Financial Officer of the Company, and
Member of the Plan Administrative Committee